UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2024
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TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	TLYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Laura Janney as Chief Merchandising Officer
On November 8, 2024 (the “Effective Date”), Laura Janney resigned from her position as the Chief Merchandising Officer of Tilly’s, Inc. (the “Company”) to pursue other interests.
Promotion of Michael Cingolani to Senior Vice President, General Merchandise Manager
On the Effective Date, Michael Cingolani, age 47, was promoted to Senior Vice President, General Merchandise Manager of the Company.
Mr. Cingolani has served as the Company’s Senior Director, Divisional Merchandise Manager, Men’s and Boys Apparel, since August 26, 2024. Mr. Cingolani served at rue21 from May 2019 to May 2024, including as its Chief Merchandising Officer, from July 2022 to May 2024. Prior to joining rue21, Mr. Cingolani served as Divisional Merchandise Manager, Men’s and Boys Branded Apparel and Fashion Tops, for five years at the Company. Prior to this, Mr. Cingolani served as Director/Sr. Buyer at Foot Locker, Inc. (NYSE: FL) from June 2011 to September 2014. Prior to Foot Locker, Mr. Cingolani served Lands’ End, Inc. (NASDAQ: LE) as a Global Merchandise Manager in the Men’s Division from June 2009 to June 2011. Prior to Lands’ End, Mr. Cingolani served at Pacific Sunwear as a Buyer in various divisions from November 2005 to February 2009. Prior to Pacific Sunwear, Mr. Cingolani held various buying positions at both Kohl’s Corp (NYSE: KSS) and American Eagle Outfitters, Inc. (NYSE: AEO) from June 2001 to November 2005. Mr. Cingolani holds a Bachelor of Science in Business Administration from Duquesne University.
In connection with Mr. Cingolani’s promotion, Mr. Cingolani’s annual base salary was increased to $350,000, effective as of the Effective Date, and he was granted an option to purchase 50,000 shares of the Company’s common stock, with a grant date of December 10, 2024, with 25% of the shares underlying the option vesting on each of the first, second, third and fourth anniversaries of the grant date, subject to his continued service through the applicable vesting date. Mr. Cingolani will have an opportunity to earn an annual cash bonus targeted at an amount equal to 35% of Mr. Cingolani’s annual base salary, with a maximum amount equal to 70% of Mr. Cingolani’s annual base salary (prorated for fiscal 2024), based on certain operating income targets. Mr. Cingolani will be eligible to participate in all customary employee benefit plans or programs of the Company generally available to the Company’s full-time employees.
There are no (i) family relationships between Mr. Cingolani and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Mr. Cingolani requiring disclosure pursuant to Item 404 of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: November 8, 2024	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Executive Vice President, Chief Financial Officer